                                                                    EXHIBIT 10.3


                               SECURITY AGREEMENT
                                    (General)


         THIS SECURITY AGREEMENT (GENERAL) ("this Agreement") dated as of May 1, 2001 is between BOYD BROTHERS TRANSPORTATION, INC., a Delaware corporation, as debtor (the "Grantor"), and AMSOUTH BANK, an Alabama banking corporation, as secured party (the "Lender").

                                    RECITALS

         Capitalized terms used in these Recitals have the meanings defined for them above or in Section 1.2. The Grantor and Welborn Transport, Inc. (together, the "Borrower") has requested that the Lender extend Credit to the Borrower under the Credit Documents. To secure the Obligations, and to induce the Lender to extend Credit to the Borrower under the Credit Documents, the Grantor has agreed to execute and deliver this Agreement to the Lender.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing Recitals, and to induce the Lender to extend Credit to the Borrower under the Credit Documents, the Grantor agrees with the Lender as follows:

                                    ARTICLE 1

                      RULES OF CONSTRUCTION AND DEFINITIONS

         SECTION 1.1 RULES OF CONSTRUCTION. This Agreement is subject to the rules of construction set forth in the Credit Agreement described in Exhibit A.

         SECTION 1.2 DEFINITIONS. As used in this Agreement, capitalized terms that are not otherwise defined herein have the meanings defined for them in the Credit Agreement described in Exhibit A and the following terms are defined as follows:

         (a) Unless otherwise defined herein, terms used in this Agreement that are defined in Article 9 of the Alabama Uniform Commercial Code have the meanings defined for them therein.

         (b) ACCOUNT DEBTOR includes any buyer or lessee of Inventory from the Grantor, any customer for whom services are rendered or materials furnished by the Grantor and any other person obligated to the Grantor on an Account.

         (c) ACCOUNTS means any and all rights of the Grantor to the payment of money, whether or not evidenced by an instrument or chattel paper and whether or not earned by performance, including a right to payment for goods sold or leased or for services rendered by the Grantor and a right to any amount payable under a Contract.

         (d) CONTRACTS means all Leases, requisitions, purchase orders, documents, instruments and chattel paper of the Grantor, including any of the same that relate to any Equipment, Fixtures, Inventory, General Intangibles or other property described in the granting clauses set out in Section 2.1, or secure any Accounts, or in connection with which Accounts exist or may be created.

         (e) DEPOSIT ACCOUNTS means all bank accounts and other deposit accounts and lock boxes of the Grantor, including any of the same established for the benefit of the Lender.

         (f) EQUIPMENT means all of the Grantor's equipment, machinery, furniture, furnishings, vehicles, tools, spare parts, materials, supplies, store fixtures, leasehold improvements and all other goods of every kind and nature (other than Inventory and Fixtures).

         (g) EVENT OF DEFAULT is defined in Section 6.1. An Event of Default "exists" if the same has occurred and is continuing.

         (h) FIXTURES means all goods of the Grantor that become so related to particular real estate that an interest in them arises under real estate law.

         (i) GENERAL INTANGIBLES means all choses in action, causes of action and other assignable intangible property of the Grantor of every kind and nature (other than Accounts and Contracts), including corporate, partnership, limited liability company and other business records, good will, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, service marks, logos, copyrights, copyright applications, registrations, software, licenses, permits, franchises, tax refund claims, insurance policies and rights thereunder (including any refunds and returned premiums) and any collateral, guaranty, letter of credit or other security held by or granted to the Grantor to secure payment of Accounts and Contracts.

         (j) INVENTORY means all goods, merchandise and other personal property held by the Grantor for sale or lease or furnished or to be furnished by the Grantor under contracts of service or otherwise, raw materials, parts, finished goods, work-in-process, scrap inventory and supplies and materials used or consumed, or to be used or consumed, in the Grantor's present or any future business, and all such property returned to or repossessed or stopped in transit by the Grantor, whether in transit or in the constructive, actual or exclusive possession of the Grantor or of the Lender or held by the Grantor or any other person for the Lender's account and wherever the same may be located, including all such property that may now or hereafter be located on the premises of the Grantor or upon any leased location or upon the premises of any carriers, forwarding agents, warehousemen, vendors, selling agents, processors or third parties.

         (k) LEASES means (1) all leases and use agreements of personal property entered into by the Grantor as lessor with other persons as lessees, and all rights of the Grantor under such leases and agreements, including the right to receive and collect all rents and other moneys (including security deposits) at any time payable under such leases and agreements, whether paid or accruing before or after the filing of any petition by or against the Grantor under the federal Bankruptcy Code; and (2) all leases and use agreements of personal property entered into by the Grantor as lessee with other persons as lessor, and all rights, titles and interests of the Grantor thereunder, including the leasehold interest of the Grantor in such property and all options to purchase such property or to extend any such lease or agreement.

         (l) PERMITTED CONTEST means any appropriate proceeding conducted in good faith by the Grantor to contest any tax, assessment, charge, Lien or similar claim, during the pendency of which proceeding the enforcement of such tax, assessment, charge, Lien or claim is stayed; provided that the Grantor has set aside on its books or, if required by the Lender, deposited as cash collateral with the Lender, adequate cash reserves to assure the payment of any such tax, assessment, charge, Lien or claim.

         (m) PROPERTY is defined in Section 2.1.

         (n) SECURITY DOCUMENTS means all Credit Documents that now or hereafter grant or purport to grant to the Lender any guaranty, collateral or other security for any of the Obligations.

         (o) TANGIBLE PROPERTY means all Equipment, Fixtures, Inventory and other tangible personal property of the Grantor.


                                    ARTICLE 2

                               SECURITY AGREEMENT

         SECTION 2.1 GRANTING CLAUSES. As security for the Obligations, the Grantor hereby grants to the Lender security title to and a continuing security interest in, and assigns, transfers, conveys, pledges and sets over to the Lender all of the Grantor's right, title and interest in, to and under the following property, whether now owned or hereafter acquired by the Grantor, and whether now existing or hereafter incurred, created, arising or entered into (collectively, the "Property"):

         (a) all Equipment, Fixtures, Inventory and other Tangible Property of the Grantor, and any and all accessions and additions thereto, any substitutions and replacements therefor, and all attachments and improvements placed upon or used in connection therewith, or any part thereof;

         (b) all Accounts, Contracts and General Intangibles of the Grantor;

         (c) all of the Grantor's rights as an unpaid vendor or lienor, including stoppage in transit, replevin, detinue and reclamation;

         (d) all moneys of the Grantor, all Deposit Accounts of the Grantor in which such moneys may at any time be on deposit or held, all investments or securities of the Grantor in which such moneys may at any time be invested and all certificates, instruments and documents of the Grantor from time to time representing or evidencing any such moneys;

         (e) any other property of the Grantor now or hereafter held by the Lender or by others for the Lender's account;

         (f) all interest, dividends, proceeds, products, rents, royalties, issues and profits of any of the property described in the foregoing granting clauses, whether paid or accruing before or after the filing of any petition by or against the Grantor under the federal Bankruptcy Code, and all instruments delivered to the Lender in substitution for or in addition to any such property; and

         (g) all books, documents, files, ledgers and records (whether on computer or otherwise) covering or otherwise related to any of the property described in the foregoing granting clauses.

No submission by the Grantor to the Lender of a schedule or other particular identification of Property shall be necessary to vest in the Lender the Liens contemplated by this Agreement in each and every item of Property of the Grantor now existing or hereafter acquired, incurred, created, arising or entered into, but rather such Liens shall vest in the Lender immediately upon the acquisition, creation, incurring or arising of, or entering into, any such item of Property without the necessity for any other or further action by the Grantor or by the Lender. The Grantor shall take such steps and observe such formalities as the Lender may request from time to time to create and maintain in favor of the Lender the Liens contemplated by this Agreement in all of the Property, whether now owned or hereafter acquired by the Grantor, and whether now existing or hereafter incurred, created, arising or entered into.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 GENERAL REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants to the Lender as follows:

         (a) The Grantor is the owner of the Property and has a good right to grant to the Lender the Liens contemplated by this Agreement; the Property is free and clear of all Liens other than Permitted Encumbrances; and the Grantor hereby warrants and will forever defend the title to the Property unto the Lender, its successors and assigns, against the claims of all persons whomsoever, whether lawful or unlawful, except those claiming under Permitted Encumbrances.

         (b) The addresses of (1) each of the Grantor's places of business, (2) the Grantor's chief executive office, (3) the office where the Grantor keeps the Grantor's records concerning Accounts, and (4) each location where the Grantor keeps any Tangible Property, are correctly and completely set forth on Exhibit B. No change has occurred in such address(es) in the five years immediately preceding the execution of this Agreement.

         SECTION 3.2 ACCOUNT REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants to the Lender as follows as to each and every Account, whether now existing or acquired, created or arising from time to time hereafter, that is listed on any report, certificate or other document furnished to the Lender, unless the Grantor discloses in writing therein that the Grantor does not make any such representation or warranty to the Lender with respect to such Account:

         (a) The Account is an original, genuine, bona fide and legally binding obligation, enforceable in accordance with its terms.

         (b) The Account is not subject to any claim of reduction, counterclaim, set-off or recoupment, or any claim for credits, allowances or adjustments by the Account Debtor, and the same has not been disputed or dishonored by the Account Debtor.

         (c) The aggregate amount shown as the balance due on the Account on the Grantor's books and in any documents delivered to the Lender is validly owing under the Account and is not contingent for any reason; and, to the best of the Grantor's knowledge, there are no facts or occurrences that in any way impair the validity or collectibility thereof or reduce the amount payable thereunder.

         (d) No agreement under which any deduction or discount may be claimed by the Account Debtor has been made other than any customary discounts for prompt payment previously disclosed in writing to the Lender.

         (e) All statements made by the Grantor about the Account in any documents furnished to the Lender by the Grantor are true and correct, and all the Lender may rely on such statements and representations in determining the eligibility and collateral value of the Account.

         (f) The Account is due and payable not more than 30 days from the date of the invoice.

         (g) The Account does not arise out of a Contract that forbids the assignment of the Account to the Lender or makes such assignment void or unenforceable.

         (h) The Account arose in the ordinary course of the Grantor's business from a bona fide outright sale of goods, or from the performance of services, by the Grantor under a valid Contract, and the goods have been shipped or delivered, the services have been performed or the Contract has otherwise been consummated in accordance with the related Contract.

         (i) Any goods or services giving rise to the Account are as represented to the Account Debtor, and no warranties have been made with respect to any goods or services covered by the Account except such as appear on the face of the related Contract.

         (j) The Account Debtor has not returned or refused any goods giving rise to the Account.

         (k) No notice of any of the following has been received with respect to any Account Debtor: (1) the death of the Account Debtor, or of any partner thereof (if a partnership); (2) the dissolution, termination or business failure of the Account Debtor; (3) the ceasing or suspension of the Account Debtor's business; (4) the filing of any petition by or against the Account Debtor for any relief under the Bankruptcy Code; (5) the making by the Account Debtor of an assignment for the benefit of creditors; (6) the calling of a meeting by any of the creditors of the Account Debtor to consider the Account Debtor's financial condition; (7) the Account Debtor's becoming insolvent or attempting to secure a general extension from the Account Debtor's creditors; (8) the appointment of a receiver, trustee, liquidator or custodian of all or any part of the Account Debtor's assets; or (9) any other fact that reflects adversely on the general creditworthiness and financial condition of the Account Debtor.

         (l) The Account is not evidenced by a judgment and is not evidenced or secured by an instrument, document or chattel paper unless the original thereof (or each of them if more than one) has been endorsed or assigned and delivered to the Lender in accordance with Section 5.10.

         SECTION 3.3 INVENTORY REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants to the Lender as follows as to each and every item of Inventory, whether now existing or hereafter created or acquired, that is listed on any report, certificate or other document furnished to the Lender, unless the Grantor discloses therein that the Grantor does not make any such representation or warranty with respect to such item of Inventory:

         (a) All statements made by the Grantor about the Inventory in any documents furnished to the Lender by the Grantor are true and correct, and all the Lender may rely on such statements and representations in determining the eligibility and collateral value of the Inventory.

         (b) All Inventory is located on premises identified on Exhibit B or is in transit to Account Debtors in the ordinary course of business and is so identified on the relevant Schedule of Inventory.

                                    ARTICLE 4

                        CERTAIN COVENANTS AND AGREEMENTS
                        CONCERNING ACCOUNTS AND INVENTORY

         SECTION 4.1 GENERAL.

         (a) If any allowance or credit on any Account should be given by the Grantor or if any goods giving rise to any Account should be returned to the Grantor, the Grantor shall promptly give written notice thereof to the Lender.

         (b) The Grantor shall promptly inform Lender in writing of any material delay or default in the Grantor's performance of any of the Grantor's obligations to any Account Debtor, any assertion of any material claims, offsets or counterclaims by any Account Debtor, any material adverse information relating to the financial condition of any Account Debtor, or any other material adverse change in any of the Grantor's representations and warranties regarding Accounts and Inventory under this Agreement.

         (c) If any Account arises out of a Contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, the Grantor shall promptly notify the Lender thereof in writing and execute any instruments and take any other action required or requested by the Lender to perfect the Lender's security interest in such Account under the provisions of the Federal Assignment of Claims Act.

         (d) The Grantor shall not store any Inventory with a bailee, warehouseman or similar party without the Lender's prior written consent, and if the Lender gives such consent, the Grantor shall concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to the Lender, in form and substance acceptable to the Lender, warehouse receipts therefor in the Lender's name.

         SECTION 4.2 COLLECTION OF ACCOUNTS; SEGREGATION OF PROCEEDS; ETC.

         (a) Until an Event of Default exists, or until such earlier time as the Lender shall exercise any of its rights under Section 4.3, the Grantor will, at the Grantor's sole expense, collect from the Account Debtors all amounts due on Accounts and Contracts when they shall become due; and upon any default by any Account Debtor, the Grantor shall have the authority, at the Grantor's sole expense, to repossess any goods covered by any Account or Contract in accordance with the terms thereof and applicable law and to take such other action with respect to any such Account, Contract and goods as the Grantor may deem advisable. Upon request by the Lender all remittances received by the Grantor as proceeds of Property shall be (1) held in trust for the Lender separate and apart from, and not commingled with, any property of the Grantor, (2) kept capable of identification as the property of the Lender, and (3) delivered daily (or at such other intervals as may be mutually agreed upon in writing) to the Lender in the identical form received, with appropriate endorsements, and accompanied by a report prepared by the Grantor in such form as the Lender may require.

         (b) Promptly upon the Lender's request, the Grantor shall: (1) give written notice of the Lender's Liens on the Accounts and Contracts to the Account Debtors in such form and at such times as the Lender may require; (2) open and maintain at the Grantor's expense a lock box with the Lender for the receipt of all remittances with respect to Property and execute a lock box agreement satisfactory to the Lender governing such lock box; and (3) notify the Account Debtors to make payments on the Accounts and Contracts directly to the Lender or to said lock box. All items received by the Lender shall be, at the option of the Lender, credited to the Obligations in accordance with Section 5.9, or held until finally collected in a Collateral Reserve Account established under Section 4.8.

         SECTION 4.3 ATTORNEY-IN-FACT. The Grantor hereby constitutes and appoints the Lender, or any other person whom the Lender may designate, as the Grantor's attorney-in-fact, at the Grantor's sole cost and expense, to exercise
(a) at any time (without notice to the Grantor and irrespective of whether any Event of Default exists) all or any of the following powers, and (b) at any time an Event of Default exists, all of the powers set forth in Section 7.4, all of which powers, being coupled with an interest, shall be irrevocable until this Agreement is terminated in accordance with Section 8.15: (1) to transmit to Account Debtors notice of the Lender's Liens on the Accounts and Contracts and to demand and receive from Account Debtors information concerning the Accounts and Contracts; (2) to notify Account Debtors to make payments on the Accounts and Contracts directly to the Lender or to a lock box designated by Lender; (3) to take or to bring, in the name of the Lender or in the name of the Grantor, all steps, action, suits or proceedings deemed by the Lender necessary or desirable to effect collection of the Accounts and Contracts; (4) to receive, open and dispose of all mail addressed to the Grantor that is received by the Lender; and (5) to receive, take, endorse, assign and deliver in the Lender's or the Grantor's name any instruments relating to Accounts and Contracts. All acts of such attorney-in-fact or designee taken pursuant to this Section 4.3 or
Section 7.4 are hereby ratified and approved by the Grantor, and said attorney shall not be liable for any acts or omissions, nor for any error of judgment or mistake of fact or law.

         SECTION 4.4 COLLECTION METHODS. The Grantor shall not institute any proceedings before any Governmental Authority for garnishment, attachment, repossession of property, detinue or make any attempt to repossess any goods covered by any Account or Contract except under the direction of competent legal counsel. The Grantor agrees to indemnify and hold the Lender harmless from any loss or liability of any kind that may be asserted against the Lender by virtue of any proceeding or repossession done or attempted by or on behalf of the Grantor or any actions that the Grantor may make to collect or enforce any Account or Contract or repossess any goods covered by any Account or Contract.

         SECTION 4.5 DOCUMENTATION REGARDING ACCOUNTS AND CONTRACTS. The Grantor shall keep accurate and complete records of the Grantor's Accounts and Contracts and shall promptly deliver to the Lender from time to time on request (a) a detailed aged trial balance (Schedule of Accounts), in form and substance acceptable to the Lender, of all then-existing Accounts, (b) the original copy of all Contracts and other documents evidencing or relating to the Accounts so scheduled, (c) such other information relating to the then-existing Accounts and Contracts as the Lender shall reasonably request, and (d) formal written assignments or schedules specifically describing the Accounts and Contracts and confirming the Lender's Liens thereon.

         SECTION 4.6 VERIFICATION OF ACCOUNTS AND CONTRACTS. Any of the Lender's officers, employees or agents shall have the right at any time in the Lender's name or in the name of the Grantor, to verify with any Account Debtor the validity or amount of, or any other matter relating to, any Accounts and Contracts by mail, telephone, fax or otherwise.

         SECTION 4.7 DOCUMENTATION REGARDING INVENTORY. The Grantor shall keep accurate and complete records of the Inventory, and shall promptly furnish to the Lender from time to time on request (a) a current Schedule of Inventory in form and substance satisfactory to the Lender, based upon such inventory accounting practices as are satisfactory to the Lender, and
(b) the original copy of all documents related to such Inventory. Such schedule of Inventory shall provide the Lender with such information as the Lender shall request.

         SECTION 4.8 COLLATERAL RESERVE ACCOUNT. Upon request by the Lender, the Grantor shall cause all remittances in payment of the Accounts and Contracts to be deposited with the Lender, or such other bank or banks as the Lender may require, in an account or accounts designated as the Lender may require (collectively, the "Collateral Reserve Account"). Such deposits shall be made by the Grantor daily, and each deposit shall be accompanied by a report prepared by the Grantor in such form as the Lender shall require. The Lender may at its option also deposit to the Collateral Reserve Account any remittances made to the Lender, to the lock box referred to in Section 4.2 or otherwise received by the Lender. Funds in the Collateral Reserve Account shall not be subject to withdrawal by the Grantor, but at all times shall be subject to the exclusive dominion and control of the Lender, and may be applied against the Obligations from time to time at the sole discretion of the Lender.

                                    ARTICLE 5

                         OTHER COVENANTS AND AGREEMENTS

         SECTION 5.1 GENERAL. The Grantor covenants and agrees with the Lender as follows:

         (a) The Grantor shall not add to or change any of the locations set forth in Exhibit B or, except for the sale of Inventory in the ordinary course of business, remove any Tangible Property other than motor vehicles (or in the case of any motor vehicle change the place at which it is principally garaged) from the locations specified therefor in Exhibit B, without the Lender's prior written consent.

         (b) The Grantor shall notify the Lender in writing of any proposed addition to or change in any of the locations described in Section 5.1(a) at least 60 days prior to the date of the proposed change and shall furnish the Lender with any information requested by the Lender in considering the proposed change. In connection with any such addition or change, the Grantor shall execute and file any financing statements required by the Lender to perfect, preserve and protect the Liens of the Lender in the Property.

         (c) The Grantor is and shall remain the owner of all of the locations described in Section 5.1(a) except any leased locations described in Exhibit B. The Grantor shall promptly deliver to the Lender a written waiver or subordination (in form and substance satisfactory to the Lender) of any Lien with respect to the Property that the owner might have.

         (d) The Grantor shall not allow any of the Property that is not a Fixture to become affixed to any real estate other than that, if any, being owned by the Grantor without the prior written consent of the Lender. If at any time any of the Tangible Property should, notwithstanding the foregoing, be affixed to any other real estate, the security interest of the Lender under this Agreement shall nevertheless attach to and include such Tangible Property. The Grantor shall promptly furnish to the

Lender a description of any such real estate and the names of the record owners thereof, execute such additional financing statements and other documents as the Lender may require, obtain from the owners of such real estate and the holders of any Liens thereon such Lien waivers, subordination agreements and other documents as the Lender may request, and shall take such other actions as the Lender may deem necessary or desirable to preserve and perfect the Lender's security interest in such Tangible Property as a first priority perfected security interest.

         (e) The Grantor will not, without the prior consent of the Lender, (1) sell, lease, transfer, convey or otherwise dispose of any of the Property, except for the sale of Inventory in the ordinary course of business, (2) pledge or grant any security interest in any of the Property to any person, except for Permitted Encumbrances, (3) permit any Lien to attach to any of the Property or any levy to be made thereon or any financing statement to be on file with respect to any of the Property, except those related to Permitted Encumbrances, or (4) permit any default or violation to occur under any agreement, covenant or restriction included in Permitted Encumbrances.

         (f) At the request of the Lender, the Grantor will join with the Lender in executing one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to the Lender covering the Property and will pay the costs of filing the same in all public offices wherever filing is deemed necessary or prudent by the Lender. If the Grantor fails or refuses to execute any such financing statement, the Lender may file an executed copy or photocopy of an executed copy of this Agreement as a financing statement in any such offices to the extent permitted by applicable law.

         (g) The Lender may correct any patent errors in this Agreement or any financing statements or other documents executed in connection herewith.

         (h) The Grantor shall inform the Lender in writing of any material adverse change in any of the representations and warranties of the Grantor under this Agreement, promptly after the Grantor shall learn of such change.

         (i) The Grantor shall furnish to the Lender from time to time statements and schedules further identifying and describing the Property and such other reports in connection with the Property as the Lender may reasonably request, all in reasonable detail.

         (j) The Grantor shall keep and maintain at the Grantor's own cost and expense complete records of the Property, including a record of all payments received and all credits granted with respect to the Property and all other dealings with the Property. Upon request of the Lender, the Grantor shall make proper entries in such records disclosing the assignment of the Property to the Lender and shall segregate and mark such records with the Lender's name in a manner satisfactory to the Lender. If an Event of Default exists, the Grantor shall deliver such records to the Lender on demand.

         (k) The Grantor shall promptly deliver to the Lender the certificates of title for any motor vehicles now or hereafter included in the Property that are subject to the title laws of any jurisdiction and shall join with the Lender in executing any documents and taking any actions necessary or desirable in the Lender's opinion to perfect the Lender's Liens in such vehicles. The Lender may retain possession of such certificates of title until this Agreement is terminated in accordance with Section 8.15.

         SECTION 5.2 TAXES AND ASSESSMENTS. The Grantor shall pay when due all taxes, assessments and other charges levied or assessed against any of the Property, and all other claims that are or may become Liens against any of the Property, except any that are Permitted Encumbrances or that are being contested by Permitted Contests; and should default be made in the payment of same, the Lender, at its option, may pay them.

         SECTION 5.3 INSURANCE.

         (a) The Grantor shall keep the Tangible Property insured in such amounts, with such companies and against such risks as may be satisfactory to the Lender. All such policies shall name the Lender as an additional loss payee and shall contain an agreement by the insurer that they shall not be cancelled without at least 30 days' prior written notice to the Lender. The Grantor shall cause duplicate originals of such insurance policies to be deposited with the Lender. If requested by the Lender, the Grantor shall, at least 10 days prior to the due date, furnish to the Lender evidence of the payment of the premiums due on such policies.

         (b) The Grantor hereby assigns to the Lender each policy of insurance covering any of the Property, including all rights to receive the proceeds and returned premiums of such insurance. With respect to all such insurance policies, the Lender is hereby authorized, but not required, on behalf of the Grantor, to collect for, adjust and compromise any losses and to apply, at its option, the loss proceeds (less expenses of collection) to the Obligations, in any order and whether due or not, or to the repair, replacement or restoration of the Property, or to remit the same to the Grantor; but any such application or remittance shall not cure or waive any default by the Grantor and shall not operate to abate, satisfy or release any of the Obligations. If any insurance proceeds are received by the Grantor, the Grantor shall promptly apply such proceeds to the repair, replacement or restoration of the Property unless the Grantor receives contrary directions from the Lender.

         (c) In case of a sale pursuant to the default provisions hereof, or any conveyance of all or any part of the Property in extinguishment of the Obligations, title to all such insurance policies and the proceeds thereof and unearned premiums with respect thereto shall pass to and vest in the purchaser of the Property.

         SECTION 5.4 CARE OF TANGIBLE PROPERTY; NOTICE OF LOSS, ETC. The Grantor shall: (a) at all times maintain the Tangible Property in as good condition as it is now in, reasonable wear and tear alone excepted; (b) not use the Tangible Property, or permit it to be used, in violation of any Governmental Requirement; and (c) notify the Lender immediately in writing of any event causing material loss or depreciation in value of any of the Property and of the amount thereof (other than ordinary wear and tear).

         SECTION 5.5 FILING FEES AND TAXES. The Grantor agrees, to the extent permitted by law, to pay all recording and filing fees, revenue stamps, taxes and other expenses and charges payable in connection with the execution and delivery of the Credit Documents, and the recording, filing, satisfaction, continuation and release thereof.

         SECTION 5.6 USE OF TANGIBLE PROPERTY. The Grantor agrees (a) to comply with the terms of any lease covering the premises on which any Tangible Property is located and all Governmental Requirements concerning such premises or the conduct of business thereon; (b) not to conceal or abandon the Tangible Property; and (c) not to lease or hire any of the Tangible Property to any person or permit the same to be leased or used for hire except pursuant to Permitted Encumbrances.

         SECTION 5.7 DEPOSIT ACCOUNTS. The Grantor agrees to maintain the Deposit Accounts on deposit with the Lender. As security for the Obligations, the Grantor hereby assigns and transfers to the Lender the exclusive dominion and control of the Deposit Accounts, including the right to withdraw funds therefrom. All proceeds in the Deposit Accounts shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. No instruments deposited into any Deposit Account or otherwise received by the Lender pursuant to this provision shall constitute final payment until finally collected.

         SECTION 5.8 CONTRACTS.

         (a) The Grantor shall perform all of the Grantor's obligations under each Contract in accordance with its terms and shall not commit or permit any default on the part of the Grantor thereunder. The Grantor shall not (1) cancel or terminate any material Contract or consent to or accept any cancellation or termination thereof; (2) modify any material Contract or give any consent, waiver or approval thereunder; (3) waive any default under any material Contract; or (4) take any other action in connection with any material Contract that would impair the value of the interests of the Grantor thereunder or the interests of the Lender under this Agreement.

         (b) The Grantor will either deliver to the Lender all executed original copies of the Contracts or mark conspicuously on each original copy the following legend:

                                     NOTICE

             THIS AGREEMENT AND THE RIGHTS OF BOYD BROTHERS TRANSPORTATION, INC. TO RECEIVE ALL PAYMENTS HEREUNDER HAVE BEEN ASSIGNED TO AMSOUTH BANK AS COLLATERAL SECURITY UNDER SECURITY AGREEMENT (GENERAL) DATED AS OF MAY 1, 2001.

         (c) The Grantor shall notify the Lender promptly in writing of any matters affecting the value, enforceability or collectibility of any of the Contracts, including material defaults, delays in performance, disputes, offsets, defenses, counterclaims, returns and rejections and all reclaimed or repossessed property.

         SECTION 5.9 APPLICATION OF PAYMENTS AND COLLECTIONS. The Grantor irrevocably waives the right to direct the application of any payments and collections at any time or times hereafter received by the Lender from or on behalf of Grantor, and the Grantor irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by the Lender or its agent against the Obligations, in such order and in such proportions as the Lender may deem advisable, whether due or not, and notwithstanding any entry by the Lender upon its books and records.

         SECTION 5.10 INSTRUMENTS, DOCUMENTS AND CHATTEL PAPER. Immediately upon the Grantor's receipt of any Property that consists of or is evidenced or secured by an agreement, instrument, document or chattel paper, the Grantor shall deliver each original thereof to the Lender, together with appropriate endorsements and assignments in form and substance acceptable to the Lender.

         SECTION 5.11 VISITATION. The Grantor shall permit representatives of the Lender from time to time (a) to visit and inspect the Property, all records related thereto, the premises upon which any Property is located, and any of the other offices and properties of the Grantor; (b) to inspect and examine the Property and to inspect, audit, check and make abstracts from the books, records, orders, receipts, correspondence and other data relating to the Property or to any transactions between the Grantor and the Lender; (c) to discuss the affairs, finances and accounts of the Grantor with and be advised as to the same by the officers thereof, if a corporation, or if not by other responsible persons; and (d) to verify the amount, quantity, value and condition of, or any other matter relating to, the Property, all at such times and intervals as the Lender may desire. The Grantor hereby irrevocably authorizes and instructs any accountants acting for the Grantor to give the Lender any information the Lender may request regarding the financial affairs of the Grantor and to furnish the Lender with copies of any documents in their possession related thereto.

         SECTION 5.12 FURTHER ASSURANCES. At the Grantor's cost and expense, upon request of the Lender, the Grantor shall duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Lender or its counsel to perfect, preserve and protect the validity and priority of the Liens of the Lender in the Property and to carry out more effectively the provisions and purposes of this Agreement.

                                    ARTICLE 6

                                EVENTS OF DEFAULT

         SECTION 6.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default (an "Event of Default") under this Agreement (whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any Governmental Requirement):

         (a) any representation or warranty made in this Agreement or in any of the other Credit Documents shall prove to be false or misleading in any material respect as of the time made; or

         (b) any report, certificate, financial statement or other instrument furnished in connection with the Credit, this Agreement or any of the other Credit Documents, shall prove to be false or misleading in any material respect as of the time made; or

         (c) default shall be made in the payment when due of any of the Obligations; or

         (d) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Grantor to be observed or performed pursuant to the terms of this Agreement (other than any covenant, condition or agreement, default in the observance or performance of which is elsewhere in this Section 6.1 specifically dealt with) and such default shall continue unremedied until the first to occur of (1) the date that is 30 days after written notice by the Lender to the Grantor; or (2) the date that is 30 days after the Grantor first obtains knowledge thereof; or

         (e) any default or event of default, as therein defined, shall occur under any of the other Credit Documents (after giving effect to any applicable notice, grace or cure period specified therein).

                                    ARTICLE 7

                                    REMEDIES

         SECTION 7.1 CERTAIN RIGHTS OF LENDER AFTER DEFAULT. If an Event of Default exists that does not already result in the automatic acceleration of the Obligations under another Credit Document, the Lender shall have, in addition to any other rights under this Agreement or under applicable law, the right, without notice to the Grantor (or with notice to the Grantor if notice is required and cannot be waived under applicable law), to take any or all of the following actions at the same or different times:

         (a) The Lender may charge, set-off and otherwise apply all or any part of the Obligations against the Deposit Accounts, or any part thereof.

         (b) The Lender may exercise any rights, powers and remedies of the Grantor in connection with any Contract or otherwise in respect of the Property, including any rights of the Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, any Contract, and to modify, amend, terminate, replace, settle or compromise any Contract or any sum payable thereunder.

         (c) The Lender may (1) notify Account Debtors that Accounts and Contracts have been assigned to the Lender, demand and receive information from Account Debtors with respect to

Accounts and Contracts, forward invoices to Account Debtors directing them to make payments to the Lender, collect all Accounts and Contracts in the Lender's or the Grantor's name and take control of any cash or non-cash proceeds of Property; (2) enforce payment of any Accounts and Contracts, prosecute any action or proceeding with respect to Accounts and Contracts, extend the time of payment of Accounts and Contracts, make allowances and adjustments with respect to Accounts and Contracts and issue credits against Accounts and Contracts, all in the name of the Lender or the Grantor; (3) settle, compromise, extend, renew, release, terminate or discharge, in whole or in part, any Account or Contract or deal with the same as the Lender may deem advisable; and (4) require the Grantor to open all mail only in the presence of a representative of the Lender, who may take therefrom any remittance on any of the Property.

         (d) The Lender may (1) enter upon the premises of the Grantor or any other place where any Property is located, and through self-help and without judicial process, without first obtaining a final judgment or giving the Grantor notice and opportunity for a hearing and without any obligation to pay rent, remove the Property therefrom to the premises of the Lender or its agent for such time as Lender may desire to collect or liquidate the Property; (2) require the Grantor to assemble the Tangible Property and make it available to the Lender at the Grantor's premises or any other place selected by the Lender, and to make available to the Lender all of the Grantor's premises and facilities for the purpose of the Lender's taking possession of, removing or putting the Tangible Property in salable form; and (3) use, and permit the Lender or any purchaser of any of the Property from the Lender to use, without charge, the Grantor's labels, General Intangibles and advertising matter or any property of a similar nature, as it pertains to or is included in the Property, in advertising, preparing for sale and selling any Property, and in finishing the manufacture, processing, fabrication, packaging and delivery of the Inventory; and the Grantor's rights under all licenses, franchise agreements and other General Intangibles shall inure to the Lender's benefit.

         (e) The Lender, without demand of performance or other demand, advertisement or notice of any kind (except any notice required by law of a proposed disposition of the Property, which may be given in the manner specified in Section 8.1) to or upon the Grantor or any other person (all of which demands, advertisements and notices are hereby expressly waived, to the extent permitted by law), may forthwith collect, receive, appropriate, repossess and realize upon all or any part of the Property, and may forthwith sell, lease, assign, give options to purchase, or sell or otherwise dispose of and deliver all or any part of the Property (or contract to do so), in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Lender's offices or elsewhere at such prices as the Lender may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent permitted by law, the Property shall be sold free of any right of redemption, which right of redemption the Grantor hereby releases. To the extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Lender arising out of the repossession, retention or sale of the Property.

         SECTION 7.2 REPOSSESSION OF THE PROPERTY; CARE AND CUSTODY OF THE PROPERTY; ETC.

         (a) The Grantor shall give the Lender written notice in the manner set forth in Section 8.1 within 24 hours of the date of repossession if the Grantor alleges that any other property of the

Grantor was left on or in the repossessed Property at the time of repossession; and such notice shall be an express condition precedent to any action for loss or damages in connection therewith. After receiving any such notice the Lender will have a reasonable time to notify the Grantor as to where the Grantor can collect such property.

         (b) The Grantor irrevocably invites the Lender and its agents to enter upon any premises on which any of the Property is now or hereafter located for all purposes related to the Property, including repossession thereof, and consents to any such entry and repossession. Any such entry by the Lender or its agents shall not be a trespass upon such premises, and any such repossession shall not constitute conversion of any Property. The Grantor agrees to indemnify and hold the Lender harmless against, and hereby releases the Lender from, any actions, claims, costs, liabilities or expenses arising directly or indirectly from any entry upon such premises and any repossession of any Property.

         (c) If the Lender shall repossess any Property at a time when no Event of Default exists and the repossessed Property is thereafter returned to the Grantor, the damages therefor, if any, shall not exceed the fair rental value of the repossessed Property for the time it was in the Lender's possession.

         (d) The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Property in its possession if it takes such reasonable actions for that purpose as the Grantor shall request in writing, but the Lender shall have sole power to determine whether such actions are reasonable. Any omission to do any act not requested by the Grantor shall not be deemed a failure to exercise reasonable care.

         SECTION 7.3 APPLICATION OF PROCEEDS. The net cash proceeds resulting from the exercise of any of the rights, powers and remedies of the Lender under this Agreement, after deducting all charges, expenses, costs and attorneys' fees relating thereto, including all costs and expenses incurred in securing the possession of Property, moving, storing, repairing or finishing the manufacture of Property, and preparing the same for sale, shall be applied by the Lender to the payment of the Obligations, whether due or to become due, in such order and in such proportions as the Lender may elect; and the Obligors shall remain liable to the Lender for any deficiency.

         SECTION 7.4 ATTORNEY-IN-FACT AFTER DEFAULT. At any time when an Event of Default exists, the Lender or any other person serving as the Grantor's attorney-in-fact under Section 4.3 shall have the following powers: (a) to sell or assign any of the Property upon such terms, for such amounts and at such times as the Lender deems advisable and to execute any bills of sale or assignments in the name of the Grantor in relation thereto; (b) to take control, in any manner, of any item of payment on, or proceeds of the Property; (c) to use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Property to which the Grantor has access; (d) to settle, adjust, compromise, extend, renew, discharge, terminate or release the Property in whole or in part; (e) settle, adjust or compromise any legal proceedings brought to collect the Property; (f) to prepare, file and sign the Grantor's name on any proof of claim in bankruptcy or similar document against any Account Debtor; (g) to prepare, file and sign the

Grantor's name on any notice of Lien, assignment or satisfaction or termination of Lien or similar document in connection with the Property; (h) to sign or endorse the name of the Grantor upon any chattel paper, document, instrument, invoice or similar document or agreement relating to the Property; (i) to use the Grantor's stationery and to sign the name of the Grantor to verifications of the Accounts and Contracts and notices thereof to Account Debtors; (j) to notify postal authorities to change the Grantor's mailing address to an address designated by the Lender for receipt of payments on Accounts and Contracts; (k) to enter into contracts or agreements for the processing, fabrication, packaging and delivery of Inventory as said attorney-in-fact or designee or the Lender may from time to time deem appropriate and charge the Grantor's account for any reasonable costs thereby incurred; (l) to exercise all of the Grantor's other rights, powers and remedies with respect to the Property; and (m) to do all acts and things necessary, in the Lender's sole judgment, to carry out the purposes of this Agreement or to fulfill the Grantor's obligations hereunder.

         SECTION 7.5 DEFAULT RATE. If an Event of Default exists, the Obligations shall bear interest at the Default Rate, until the earlier of (a) such time as all of the Obligations are paid in full or (b) no such Event of Default exists.

         SECTION 7.6 REMEDIES CUMULATIVE. The rights, powers and remedies of the Lender under this Agreement are cumulative and not exclusive of any other rights, powers or remedies now or hereafter existing at law or in equity.

                                    ARTICLE 8

                                  MISCELLANEOUS

         SECTION 8.1 NOTICES.

         (a) Any request, demand, authorization, direction, notice, consent or other document provided or permitted by this Agreement shall be given in the manner, and shall be effective at the time, provided in Section 7.1 of the Credit Agreement described in Exhibit A.

         (b) Five Business Days' written notice to the Grantor as provided above shall constitute reasonable notification to the Grantor when notification is required by law; provided, however, that nothing contained in the foregoing shall be construed as requiring five Business Days' notice if, under applicable law and the circumstances then existing, a shorter period of time would constitute reasonable notice.

         SECTION 8.2 EXPENSES. The Grantor shall promptly on demand pay all costs and expenses, including the fees and disbursements of counsel to the Lender, incurred by the Lender in connection with (a) the negotiation, preparation and review of this Agreement (whether or not the transactions contemplated by this Agreement shall be consummated), (b) the enforcement of this Agreement, (c) the custody and preservation of the Property, (d) the protection or perfection of the Lender's rights and interests under this Agreement in the Property, (e) the exercise by or on behalf of the Lender of any of its rights, powers or remedies under this Agreement and (f) the prosecution or defense of any action or proceeding by or against the Lender, the Grantor, any other Obligor, any Account Debtor, or any one or more of them, concerning any matter related to this Agreement, any of the Property, or any of the Obligations. All such amounts shall bear interest from the date demand is made at the Default Rate and shall be included in the Obligations secured hereby. The Grantor's obligations under this Section 8.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

         SECTION 8.3 HEIRS, SUCCESSORS AND ASSIGNS. Whenever in this Agreement any party hereto is referred to, such reference shall be deemed to include the heirs, successors and assigns of such party, except that the Grantor may not assign or transfer this Agreement without the prior written consent of the Lender; and all covenants and agreements of the Grantor contained in this Agreement shall bind the Grantor's heirs, successors and assigns and shall inure to the benefit of the successors and assigns of the Lender.

         SECTION 8.4 INDEPENDENT OBLIGATIONS. The Grantor agrees that each of the obligations of the Grantor to the Lender under this Agreement may be enforced against the Grantor without the necessity of joining any other Obligor, any other holders of Liens in any Property or any other person, as a party.

         SECTION 8.5 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by Title 9 of the U.S. Code and the internal laws of the State of Alabama except as required by mandatory provisions of law (without regard to conflict of law principles) and except to the extent that the validity and perfection of the Liens on the Property are governed by the laws of any jurisdiction other than the State of Alabama.

         SECTION 8.6 DATE OF AGREEMENT. The date of this Agreement is intended as a date for the convenient identification of this Agreement and is not intended to indicate that this Agreement was executed and delivered on that date.

         SECTION 8.7 SEPARABILITY CLAUSE. If any provision of the Credit Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

         SECTION 8.9 NO ORAL AGREEMENTS. This Agreement is the final expression of the agreement between the parties hereto, and this Agreement may not be contradicted by evidence of any prior oral agreement between such parties. All previous oral agreements between the parties hereto have been incorporated into this Agreement and the other Credit Documents, and there is no unwritten oral agreement between the parties hereto in existence.

         SECTION 8.10 WAIVER AND ELECTION. The exercise by the Lender of any option given under this Agreement shall not constitute a waiver of the right to exercise any other option. No failure or delay on the part of the Lender in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. No modification, termination or waiver of any provisions of the Credit Documents, nor consent to any departure by the Grantor therefrom, shall be effective unless in writing and signed by an authorized officer of the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

         SECTION 8.11 NO OBLIGATIONS OF LENDER; INDEMNIFICATION. The Lender does not by virtue of this Agreement or any of the transactions contemplated by the Credit Documents assume any duties, liabilities or obligations with respect to any of the Property unless expressly assumed by the Lender under a separate agreement in writing, and this Agreement shall not be deemed to confer on the Lender any duties or obligations that would make the Lender directly or derivatively liable for any person's negligent, reckless or wilful conduct. The Grantor agrees to indemnify and hold the Lender harmless against and with respect to any damage, claim, action, loss, cost, expense, liability, penalty or interest (including attorney's fees) and all costs and expenses of all actions, suits, proceedings, demands, assessments, claims and judgments directly or indirectly resulting from, occurring in connection with, or arising out of: (a) any inaccurate representation made by the Grantor or any Obligor in this Agreement or any other Credit Document; (b) any breach of any of the warranties or obligations of the Grantor or any Obligor under this Agreement or any other Credit Document; and (c) the Property, or the Liens of the Lender thereon. The provisions of this Section 8.11 shall survive the payment of the Obligations in full and the termination, satisfaction, release (in whole or in part) and foreclosure of this Agreement.

         SECTION 8.12 ADVANCES BY THE LENDER. If the Grantor shall fail to comply with any of the provisions of this Agreement, the Lender may (but shall not be required to) make advances to perform the same, and where necessary enter any premises where any Property is located for the purpose of performing the Grantor's obligations under any such provision. The Grantor agrees to repay all such sums advanced upon demand, with interest from the date such advances are made at the Default Rate, and all sums so advanced with interest shall be a part of the Obligations. The making of any such advances shall not be construed as a waiver by the Lender of any Event of Default resulting from the Grantor's failure to pay such amounts.

         SECTION 8.13 RIGHTS, LIENS AND OBLIGATIONS ABSOLUTE. All rights of the Lender hereunder, all Liens granted to the Lender hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional and shall not be affected by (a) any lack of validity or enforceability as to any other person of any of the Credit Documents, (b) any change in the time, manner or place of payment of, or any other term of the Obligations, (c) any amendment or waiver of any of the provisions of the Credit Documents as to any other person, and (d) any exchange, release or non-perfection of any other collateral or any release, termination or waiver of any guaranty, for any of the Obligations.

         SECTION 8.14 GRANTOR LIABLE ON CONTRACTS. Notwithstanding anything in this Agreement to the contrary (a) the Grantor shall remain liable under the Contracts to perform all of the Grantor's duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Lender of any rights hereunder shall not release the Grantor from any of the Grantor's obligations under the Contracts, and (c) the Lender shall not have any obligation or liability under the Contracts by reason of this Agreement or the receipt by the Lender of any payment hereunder, nor shall the Lender be obligated to perform any of the obligations of the Grantor under the Contracts, to take any action to collect, file and enforce any claim for payment assigned to the Lender hereunder, or to make any inquiry as to the nature or sufficiency of any payment received by it or the adequacy of any performance by any party.

         SECTION 8.15 TERMINATION. This Agreement and the Lender's Liens in the Property hereunder will not be terminated until one of the Lender's officers signs a written termination agreement. Except as otherwise expressly provided for in this Agreement, no termination of this Agreement shall in any way affect or impair the representations, warranties, agreements or other obligations of the Grantor or the rights, powers and remedies of the Lender under this Agreement with respect to any transaction or event occurring prior to such termination, all of which shall survive such termination.

         SECTION 8.16 REINSTATEMENT. This Agreement, the obligations of the Grantor hereunder, and the Liens, rights, powers and remedies of the Lender hereunder, shall continue to be effective, or be automatically reinstated, as the case may be, if at any time any amount applied to the payment of any of the Obligations is rescinded or must otherwise be restored or returned to the Grantor, any Obligor, or any other person (or paid to the creditors of any of them, or to any custodian, receiver, trustee or other officer with similar powers with respect to any of them, or with respect to any part of their property) upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Grantor, any Obligor or any such person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with respect to any of them, or with respect to any part of their property, or otherwise, all as though such payment had not been made.

         SECTION 8.17 SUBMISSION TO JURISDICTION. The Grantor irrevocably (a) acknowledges that this Agreement will be accepted by the Lender and performed by the Grantor in the State of Alabama; (b) submits to the jurisdiction of each state or federal court sitting in Jefferson County, Alabama (collectively, the "Courts") over any suit, action or proceeding arising out of or relating to this Agreement (to enforce the arbitration provisions hereof or, if the arbitration provisions are found to be unenforceable, to determine any issues arising out of or relating to this Agreement) or any of the other Credit Documents (individually, an "Agreement Action"); (c) waives, to the fullest extent permitted by law, any objection or defense that the Grantor may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agrees that final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon the Grantor and may be enforced in any other court to the jurisdiction of which the Grantor is subject, by a suit upon such judgment; (e) consents to the service of process on the Grantor in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the Grantor at the Grantor's address designated in or pursuant to Section 8.1; (f) agrees that service in accordance with Section 8.17(e) shall in every respect be effective and binding on the Grantor to the same extent as though served on the Grantor in person by a person duly authorized to serve such process; and (g) AGREES THAT THE PROVISIONS OF THIS SECTION, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE "FAIR WARNING" TO THE GRANTOR THAT THE EXECUTION OF THIS AGREEMENT MAY SUBJECT THE GRANTOR TO THE JURISDICTION OF EACH STATE OR FEDERAL COURT SITTING IN JEFFERSON COUNTY, ALABAMA WITH RESPECT TO ANY AGREEMENT ACTIONS, AND THAT IT IS FORESEEABLE BY THE GRANTOR THAT THE GRANTOR MAY BE SUBJECTED TO THE JURISDICTION OF SUCH COURTS AND MAY BE SUED IN THE STATE OF ALABAMA IN ANY AGREEMENT ACTIONS. Nothing in this Section 8.17 shall limit or restrict the Lender's right to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.

         SECTION 8.18 ARBITRATION. This Agreement incorporates by reference requirements for arbitration of disputes set forth in the Credit Agreement.


                  [Remainder of page left intentionally blank]

         IN WITNESS WHEREOF, the undersigned Boyd Brothers Transportation, Inc. has caused this Agreement dated as of May 1, 2001 to be executed by its duly authorized officer.


                                    BOYD BROTHERS TRANSPORTATION, INC.



                                    By /s/ Richard Bailey
                                       -----------------------------------------
                                       Its CFO
                                           -------------------------------------